                         FIFTH SUPPLEMENTAL INDENTURE

          FIFTH SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of April 4, 2000, among Mrs. Fields' Original Cookies, Inc., a Delaware corporation (or its permitted successor) (the "Company"), The Mrs. Fields' Brand, Inc., a Delaware corporation and a subsidiary of the Company, ("MFB"), Great American Cookie Company, Inc., a Delaware corporation and a subsidiary of the Company ("Great American"), Pretzelmaker, Inc., a Utah corporation and a subsidiary of the Company ("Pretzelmaker"), and Pretzel Time, Inc. ("Pretzel Time"), a Utah corporation and a subsidiary of the Company (together with Pretzelmaker, the "Guaranteeing Subsidiaries" and, together with the other Guarantors defined in the Indenture referred to herein, the "Guarantors"), and The Bank of New York, as trustee under the Indenture referred to herein (the "Trustee").

                              W I T N E S S E T H

          WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of November 26, 1997, as amended by the First Supplemental Indenture, dated as of August 24, 1998, the Second Supplemental Indenture, dated as of August 24, 1998, the Third Supplemental Indenture, dated as of November 20, 1998 and the Fourth Supplemental Indenture, dated as of December 30, 1998 (as so amended, the "Indenture"), providing for the issuance of an aggregate principal amount of up to $200.0 million of 10/1//8% Notes due 2004 (the "Notes");

          WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Guarantee"); and

          WHEREAS, Pretzelmaker Holdings, Inc., a Colorado corporation ("Old Pretzelmaker"), heretofore executed and delivered the Third Supplemental Indenture, dated as of November 20, 1998, pursuant to which it unconditionally guaranteed all of the Company's Obligations under the Notes and the Indenture; and

          WHEREAS, Pretzel Time, Inc., a Pennsylvania corporation ("Old Pretzel Time"), heretofore executed and delivered the Fourth Supplemental Indenture, dated as of December 30, 1998, pursuant to which it unconditionally guaranteed all of the Company's Obligations under the Notes and the Indenture; and

          WHEREAS, (i) Old Pretzelmaker was merged with and into Pretzelmaker Holdings, Inc. ("Pretzelmaker Holdings"), a Utah corporation and the predecessor of Pretzelmaker, with Pretzelmaker Holdings as the surviving corporation, as of January 27, 2000, (ii) Pretzelmaker Holdings was merged with and into Pretzelmaker, effective as of April 4, 2000, and (iii) Old Pretzel Time has been merged with and into Pretzel Time, with Pretzel Time as the surviving corporation, as of January 27, 2000; and

          WHEREAS, Pretzelmaker acknowledges that the Indenture requires it to, and Pretzelmaker desires to, assume Old Pretzelmaker's guarantee of the Obligations under the Indenture and the Notes, and Pretzel Time acknowledges that the Indenture requires it to, and Pretzel Time desires to, assume Old Pretzel Time's guarantee of the Obligations under the Indenture and the Notes; and

          WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

          1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

          2. Agreement to Guarantee. The Guaranteeing Subsidiaries hereby agree as follows:

               (a) Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

               (i) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

               (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason,

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

                   the Guarantors shall be jointly and severally obligated to pay the same immediately.

               (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

               (c) The following is hereby waived: diligence presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

               (d) This Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

               (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guaranteeing Subsidiaries, MFB, Great American, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guaran teeing Subsidiaries, MFB, or Great American, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

               (f) The Guaranteeing Subsidiaries shall not be entitled to any right of subrogation in relation to the Holders in respect of any obliga tions guaranteed hereby until payment in full of all obligations guaran teed hereby.

               (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in
          Article 6 of the Indenture for the purposes of this Guarantee, notwith standing any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.
               (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

               (i) Pursuant to Section 10.02 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 10 of the Indenture shall result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

          3. Execution and Delivery. The Guaranteeing Subsidiaries agree that the Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

          4.   Guaranteeing Subsidiaries May Consolidate, Etc. on Certain Terms.

               (a) The Guaranteeing Subsidiaries may not consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless:

               (i) subject to Section 10.05 of the Indenture, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) uncondition ally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and sub stance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Guarantee on the terms set forth herein or therein; and

               (ii) immediately after giving effect to such transaction, no
                    Default or Event of Default exists.

               (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

               (c) Except as set forth in Articles 4 and 5 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

          5.   Releases.
               ---------

               (a) In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation Section 4.10 of the Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposi tion was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 4.10 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee.
               (b) Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 10 of the Indenture.

          6. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company, the Guaranteeing Subsidiaries or under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

          7. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT

THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED
THEREBY.

          8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

          10. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries, MFB, Great American, and the Company.

     IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemen tal Indenture to be duly executed and attested, all as of the date first above written.
Dated:  As of April 4, 2000

                                 PRETZEL TIME, INC.


                                 By:/s/ Michael Ward
                                    ---------------------------------
                                    Name: Michael Ward
                                    Title: Vice President


                                 PRETZELMAKER, INC.


                                 By: /s/ Michael Ward
                                     ------------------------------
                                    Name: Michael Ward
                                    Title:Vice President


                                 MRS. FIELDS' ORIGINAL
                                 COOKIES, INC.


                                 By: /s/ Michael Ward
                                     ---------------------------------
                                     Name:Michael Ward
                                     Title: Vice President


                                 THE MRS. FIELDS' BRAND,
                                 INC.


                                 By: /s/ Michael Ward
                                     ---------------------------------
                                     Name: Michael Ward
                                     Title: Vice President


                                 GREAT AMERICAN COOKIE
                                 COMPANY, INC.


                                 By:/s/ Michael Ward
                                    ----------------------------------
                                     Name: Michael Ward
                                     Title: Vice President

                                 THE BANK OF NEW YORK,
                                 AS TRUSTEE


                                 By: /s/ Michele L. Russo
                                     ---------------------------------
                                     Name: Michele L. Russo
                                     Title: Assistant Vice President






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